
<ARTICLE> 7
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONSOLIDATED BALANCE SHEETS AND CONSOLIDATED STATEMENTS OF INCOME AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               MAR-31-1998
<DEBT-HELD-FOR-SALE>                         2,792,065
<DEBT-CARRYING-VALUE>                                0
<DEBT-MARKET-VALUE>                                  0
<EQUITIES>                                   6,523,354
<MORTGAGE>                                      11,536
<REAL-ESTATE>                                    4,630
<TOTAL-INVEST>                               9,363,271<F1>
<CASH>                                          75,895
<RECOVER-REINSURE>                               2,256
<DEFERRED-ACQUISITION>                         135,304
<TOTAL-ASSETS>                              10,060,723
<POLICY-LOSSES>                              2,417,619<F2>
<UNEARNED-PREMIUMS>                            440,697
<POLICY-OTHER>                                  41,126<F2>
<POLICY-HOLDER-FUNDS>                           15,870
<NOTES-PAYABLE>                                337,823<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       339,574<F4>
<OTHER-SE>                                   4,725,841<F4>
<TOTAL-LIABILITY-AND-EQUITY>                10,060,723
<PREMIUMS>                                     394,592
<INVESTMENT-INCOME>                             90,300
<INVESTMENT-GAINS>                              25,642
<OTHER-INCOME>                                   2,020
<BENEFITS>                                     270,131
<UNDERWRITING-AMORTIZATION>                     82,749<F5>
<UNDERWRITING-OTHER>                            43,341<F5>
<INCOME-PRETAX>                                116,333
<INCOME-TAX>                                    32,155
<INCOME-CONTINUING>                             84,178
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    84,178
<EPS-PRIMARY>                                      .51
<EPS-DILUTED>                                      .49
<RESERVE-OPEN>                               1,776,648<F6>
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                              1,805,385<F7>
<CUMULATIVE-DEFICIENCY>                              0

<F1>Equals the sum of Fixed Maturities, Equity Securities and other Invested
Assets
<F2>Equals the sum of Life Policy Reserves and Losses and Loss Expenses less the
Life Company liability for Supplementary Contracts without Life Contingencies of $3,607 which is classified as Other Policyholder Funds
<F3>Equals the sum of Notes Payable and the 5.5% Convertible Senior Debenture
<F4>Equals the Total Shareholders' Equity
<F5>Equals the Sum of Commissions, Other Operating Expenses, Taxes and licenses and Fees, Increase in deferred acquisition costs, Interest expense and other expenses
<F6>Equals the net reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of December 31, 1997
<F7>Equals the net reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of March 31, 1998

